Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 31, 2015) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and six month periods ended June 30, 2015. For the three month period ended June 30, 2015, the Company reported a net loss of $117,000, or $0.02 per share, basic and diluted, compared to net income of $925,000, or $0.13 per share basic and diluted, for the three month period ended June 30, 2014. For the six month period ended June 30, 2015, the Company’s net income was $1.2 million, or $0.19 per share, basic and diluted, compared to net income of $1.3 million, or $0.17 per share basic and diluted, for the six month period ended June 30, 2014.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s operating results were negatively impacted by the results of an absolute auction of two properties owned by the bank as other real estate owned, resulting in a loss of $741,000. At June 30, 2015, the balance of the Company’s other real estate owned is $1.8 million,” Mr. Peck concluded.

Financial Highlights

•	At June 30, 2015, the Company’s tangible book value was $13.78 per share and tangible common equity ratio was 10.06%. The Company’s tangible book value and common equity ratio computations do not include 570,830 shares of common stock held by the Company’s ESOP that the Company has currently not committed to release.

•	The Company purchased 69,467 shares of its common stock in the three month period ended June 30, 2015, at a weighted average price of $12.83 per share. At June 30, 2015, the Company owns 973,191 shares of treasury stock at a weighted average cost of $12.49 per share.

•	At June 30, 2015, net loans totaled $554.8 million, a $15.5 million increase, as compared to December 31, 2014, and a $6.1 million increase as compared to March 31, 2015. The Company’s current annualized growth rate of loans is 5.7%.

•	The Company’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2015, were 10.65% and 17.26%, respectively. The Bank’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2015, were 10.56% and 17.18%, respectively.

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HFBC Reports Second Quarter Results

July 31, 2015

Asset Quality

At June 30, 2015, the Company’s level of non-accrual loans totaled $7.1 million, as compared to $3.2 million at December 31, 2014. A summary of non-accrual loans at June 30, 2015, and December 31, 2014, is as follows:

	June 30, 2015	December 31, 2014
	(Dollars in Thousands)

One-to-four family mortgages	$1,456	$1,501
Home equity line of credit	48	—
Multi-family	1,827	95
Land	1,982	215
Non-residential real estate	520	1,159
Farmland	209	115
Commercial loans	1,014	90

Total non-accrual loans	$7,056	$3,175

For the three month period ended June 30, 2015, the Company placed two significant loan relationships into non-accrual status. Both relationships were previously classified as substandard due to known credit weaknesses. The first relationship includes both a single family property and 100% of the Company’s multi-family non-accrual loans. The relationship was placed into non-accrual status after the borrowers filed for bankruptcy. The Company’s current appraisals indicate that the value of the collateral adequately secures the relationship. However, we are in the process of obtaining new appraisals.

The second relationship encompasses 100% of our non-accrual land development portfolio. At March 31, 2015, the Company had a $630,000 specific reserve for this relationship. During the three month period ended June 30, 2015, the Company placed this relationship in non-accrual status and charged off $716,000.

At June 30, 2015, non-accrual loans plus other real estate owned totaled $8.9 million, or 1.01% of total assets. At December 31, 2014, non-accrual loans plus other real estate owned totaled $5.1 million, or 0.55% of total assets.

A summary of the activity in other real estate owned for the six month period ended June 30, 2015, is as follows:

	Balance 12/31/2014	Foreclosures	Proceeds	Reduction in Values	Gain (Loss) on Sale	Balance 6/30/2015
	(Dollars in Thousands)
One-to-four family mortgages	$159	105	(116)	—	(33)	$115
Land	1,768	—	(124)	—	(701)	943
Non-residential real estate	—	737	—	—	—	737

Total	$1,927	842	(240)	—	(734)	$1,795

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HFBC Reports Second Quarter Results

July 31, 2015

Asset Quality (continued)

A summary of the activity in loans classified as TDRs for the three and six month periods ended June 30, 2015, is as follows:

	Balance at 12/31/14	New TDR	Loss or Foreclosure	Transferred to Held For Sale	Removed from (Taken to) Non-accrual	Balance 06/30/15
	(Dollars in Thousands)

Non-residential real estate	$3,284	—	—	—	—	$3,284

Total performing TDR	$3,284	—	—	—	—	$3,284

At June 30, 2015, the Company’s level of loans classified as substandard was $28.7 million as compared to $37.4 million at December 31, 2014. At June 30, 2015, the Company’s classified loan to risk-based capital ratio was 28.4%. The Company’s specific reserve for impaired loans was $746,000 at June 30, 2015, and $1.5 million at December 31, 2014. A summary of the level of classified loans at June 30, 2015, is as follows:

	Pass	Special Mention				Specific Allowance for Impairment	Allowance for Performing Loans
June 30, 2015			Impaired Loans
			Substandard	Doubtful	Total
	(Dollars in Thousands)
One-to-four family mortgages	$143,385	42	2,858	—	146,285	46	952
Home equity line of credit	33,182	—	621	—	33,803	—	196
Junior liens	1,992	38	16	—	2,046	—	10
Multi-family	17,958	1,655	2,967	—	22,580	—	73
Construction	27,072	—	—	—	27,072	—	166
Land	14,425	44	10,052	—	24,521	116	1,057
Non-residential real estate	149,727	640	9,672	—	160,039	445	1,195
Farmland	40,311	681	232	—	41,224	—	367
Consumer loans	15,803	14	194	—	16,011	48	299
Commercial loans	84,898	169	2,081	—	87,148	91	473

Total	$528,753	3,283	28,693	—	560,729	746	4,788

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HFBC Reports Second Quarter Results

July 31, 2015

Net Interest Income

For the three month period ended June 30, 2015, the Company’s net interest income was $6.3 million, compared to $7.6 million for the three month period ended March 31, 2015, and $6.4 million for the three month period ended June 30, 2014. For the three month period ended June 30, 2015, the Company’s net interest margin was 3.17%, as compared to 3.78% for the three month period ended March 31, 2015, and 3.02% for the three month period ended June 30, 2014.

The decline in linked quarter net interest income and net interest margin is largely the result of an $830,000 recovery of an investment security that was removed from non-accrual status during the three month period ended March 31, 2015. Additional, the Company’s non-accrual loan portfolio increased from $2.1 million at March 31, 2015, to $7.1 million at June 30, 2015. The increase in non-accrual loans resulted in an $85,000 reduction in interest income on loans.

For the six month period ended June 30, 2015, the Company’s net interest income was $13.9 million, as compared to $12.7 million for the six month period ended June 30, 2014. For the six month period ended June 30, 2015, the Company’s interest expense was $3.2 million as compared to $4.7 million for the six month period ended June 30, 2014. The Company’s reduced interest expense was largely the result of lower Federal Home Loan Bank borrowing balances and a reduced dependency on non-core funding. For the six month period ended June 30, 2015, the Company’s net interest margin was 3.48%, as compared to 3.01% for the six month period ended June 30, 2014.

Non-interest Income

Non-interest income for the three month periods ended June 30, 2015, March 31, 2015, and June 30, 2014, was $1.9 million, respectively. On a linked quarter basis, total non-interest income declined by $45,000 largely due to a $283,000 decline in gains on the sale of securities. During the three month period ended March 31, 2015, the Company utilized proceeds from the sale of securities to fund a reduction in the size of FHLB borrowing balances. The decline in linked quarter gains on the sale of securities was partially offset by a $166,000 increase in the level of mortgage origination revenue.

During the three and six month periods ended June 30, 2015, mortgage origination revenue was $343,000 and $520,000, respectively, as compared to $133,000 and $191,000 for the three and six month period ended June 30, 2014. The growth in revenue is the result of a renewed success in building relationships with real estate agents and an increase in the amount of resources committed to the business.

For the three month period ended June 30, 2015, total non-interest income was $77,000 lower as compared to the three month period ended June 30, 2014. For the three month period ended June 30, 2015, service charge income was $720,000, representing a $128,000 decline as compared to the three month period ended June 30, 2014. For the six month period ended June 30, 2015, service charge income was $1.4 million, a $192,000 declined as compared to the six month period ended June 30, 2014. The decline in service charge income is the result of changes in regulations as well as customer utilization of overdraft services.

For the six month period ended June 30, 2015, non-interest income was $3.8 million, as compared to $3.5 million for the six month period ended June 30, 2014. The increase in non-interest income for the six month period ended June 30, 2015, as compared to the same period in 2014 is largely the result of previously mentioned increases in mortgage origination revenue and gains on the sale of securities.

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HFBC Reports Second Quarter Results

July 31, 2015

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by $764,000. The most significant increases in operating expenses was an $748,000 increase in losses on the sale of real estate owned and a $139,000 increase in professional services expense. For the three month period ended June 30, 2015, the Company’s salaries and benefits expenses declined by $180,000 as compared to the three month period ended March 31, 2015. The decline in linked quarter salary and benefits expense is largely due to seasonal factors.

For the three month period ended June 30, 2015, non-interest expenses increased by $787,000 as compared to the three month period ended June 30, 2014. For the three month period ended June 30, 2015, expense items increasing by more than 5% as compared to the three month period ended June 30, 2014, include:

	Three Month Period Ended		Dollar Change	Percentage Change
	06/30/15	06/30/14

Salaries and benefits	$4,004	$3,692	$312	8.45%
Professional services	$468	$341	$127	37.24%
Loss on sale of other real estate owned	$741	$102	$639	626.47%
Other expenses	$498	$423	$75	17.73%

For the six month period ended June 30, 2015, non-interest expenses were $15.7 million, an increase of $933,000 as compared to the six month period ended June 30, 2014. Generally, the same factors influenced increases in non-interest expenses for both the three and six month periods ended June 30, 2015, as compared to the three and six month periods ended June 30, 2014. For the six month period ended June 30, 2015, expense items increasing by more than 5% as compared to the six month period ended June 30, 2014, include:

	Six Month Period Ended		Dollar Change	Percentage Change
	06/30/15	06/30/14

Salaries and benefits	$8,188	$7,487	$701	9.36%
Professional services	$797	$628	$169	26.91%
Loss on sale of other real estate owned	$734	$125	$609	487.20%
Other expenses	$930	$798	$132	16.54%

For the three and six month periods ended June 30, 2015, the Company’s loss on the sale of other real estate owned accounted for $639,000 and $609,000 of the increase in total non-interest expenses, respectively. The increase in salaries and benefits expenses is the result of an increased level of staffing for the Company’s mortgage loan origination division and our loan production office in Nashville as well as increases in the cost of employer provided health insurance. The increase in professional services expense was largely the result of an increase in legal expenses.

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HFBC Reports Second Quarter Results

July 31, 2015

Balance Sheet

At June 30, 2015, consolidated assets were $877.6 million, a decline of $58.2 million as compared to December 31, 2014. For the six month period ended June 30, 2015, the Company experienced a $11.5 million decrease in time deposits, a $25.0 million decrease in FHLB borrowings, a $20.7 million decrease in cash balances and a $15.5 million increase in net loan balances. To fund the growth in loan balances and reduction in FHLB borrowings and time deposits, the Company has reduced its balance in available for sale securities by $55.9 million, to $247.7 million at June 30, 2015, as compared to December 31, 2014.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets

Cash and due from banks	$16,538	34,389
Interest-earning deposits	3,145	6,050

Cash and cash equivalents	19,683	40,439
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	247,673	303,628
Loans held for sale	2,470	1,444
Loans receivable, net of allowance for loan losses of $5,534 at June 30, 2015, and $6,289 at December 31, 2014	554,806	539,264
Accrued interest receivable	3,873	4,576
Real estate and other assets owned	1,795	1,927
Bank owned life insurance	10,128	9,984
Premises and equipment, net	24,171	22,940
Deferred tax assets	1,668	2,261
Intangible asset	—	33
Other assets	6,918	4,861

Total assets	$877,613	935,785

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$112,396	115,051
Interest-bearing accounts
Interest-bearing checking accounts	185,642	186,616
Savings and money market accounts	99,020	97,726
Other time deposits	320,461	331,915

Total deposits	717,519	731,308
Advances from Federal Home Loan Bank	9,000	34,000
Repurchase agreements	48,224	57,358
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	792	513
Dividends payable	296	301
Accrued expenses and other liabilities	3,216	3,593

Total liabilities	789,357	837,383

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)

Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at June 30, 2015, and December 31, 2014	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,950,436 issued and 6,977,245 outstanding at June 30, 2015, and 7,949,665 issued and 7,171,282 outstanding at December 31, 2014	79	79
Additional paid-in-capital	58,552	58,466
Retained earnings	46,455	45,729
Treasury stock-common (at cost, 973,191 shares at June 30, 2015, and 778,383 shares at December 31, 2014)	(12,159)	(9,429)
Unallocated ESOP shares (at cost 570,830 shares at June 30, 2015, and no shares at December 31, 2014)	(7,525)	—
Accumulated other comprehensive income (loss), net of taxes	2,854	3,557

Total stockholders’ equity	88,256	98,402

Total liabilities and stockholders’ equity	$877,613	935,785

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income (Loss)

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2015	2014	2015	2014
Interest income:
Loans receivable	$6,231	6,503	12,521	12,830
Securities available for sale - taxable	1,268	1,694	3,716	3,473
Securities available for sale - nontaxable	416	531	869	1,075
Interest-earning deposits	4	6	8	14

Total interest income	7,919	8,734	17,114	17,392

Interest expense:
Deposits	1,245	1,488	2,505	2,959
Advances from Federal Home Loan Bank	66	428	135	862
Repurchase agreements	118	245	238	494
Subordinated debentures	183	193	367	377

Total interest expense	1,612	2,354	3,245	4,692

Net interest income	6,307	6,380	13,869	12,700
Provision for loan losses	270	(261)	485	119

Net interest income after provision for loan losses	6,037	6,641	13,384	12,581

Non-interest income:
Service charges	720	848	1,434	1,626
Merchant card income	286	276	556	535
Mortgage origination revenue	343	133	520	191
Gain on sale of securities	83	241	449	254
Income from bank owned life insurance	73	66	144	161
Financial services commission	194	168	353	374
Other operating income	169	213	325	402

Total non-interest income	1,868	1,945	3,781	3,543

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income (Loss), Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2015	2014	2015	2014
Non-interest expenses:
Salaries and benefits	$4,004	3,692	8,188	7,487
Occupancy	752	808	1,490	1,717
Data processing	701	736	1,393	1,464
Bank franchise tax	251	398	499	644
Intangible amortization	16	33	32	65
Professional services	468	341	797	628
Deposit insurance and examination	151	183	268	380
Advertising expense	340	341	646	655
Postage and communications	134	140	266	283
Supplies expense	111	158	257	303
Loss on real estate owned	741	102	734	125
Real estate owned expense	67	92	204	222
Other operating expenses	498	423	930	798

Total non-interest expense	8,234	7,447	15,704	14,771

Income (loss) before income tax	(329)	1,139	1,461	1,353
Income tax expense (benefit)	(212)	214	223	74

Net income (loss)	($117)	925	1,238	1,279

Net income (loss) per share:
Basic	($0.02)	$0.13	$0.19	$0.17

Diluted	($0.02)	$0.13	$0.19	$0.17

Dividend per share	$0.04	$0.04	$0.08	$0.08

Weighted average shares outstanding - basic	6,425,687	7,376,726	6,588,845	7,396,627

Weighted average shares outstanding - diluted	6,425,687	7,376,726	6,588,845	7,396,627

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	6/30/2015	3/31/2015

Interest income:
Loans receivable	$6,231	6,290	(59)
Securities available for sale - taxable	1,268	2,448	(1,180)
Securities available for sale - nontaxable	416	453	(37)
Interest-earning deposits	4	4	0

Total interest income	7,919	9,195	(1,276)

Interest expense:
Deposits	1,245	1,260	(15)
Advances from Federal Home Loan Bank	66	69	(3)
Repurchase agreements	118	120	(2)
Subordinated debentures	183	184	(1)

Total interest expense	1,612	1,633	(21)

Net interest income	6,307	7,562	(1,255)
Provision for loan losses	270	215	55

Net interest income after provision for loan losses	6,037	7,347	(1,310)

Non-interest income:
Service charges	720	714	6
Merchant card income	286	270	16
Mortgage origination revenue	343	177	166
Gain on sale of securities	83	366	(283)
Income from bank owned life insurance	73	71	2
Financial services commission	194	159	35
Other operating income	169	156	13

Total non-interest income	1,868	1,913	(45)

This information is preliminary and based on Company data available at the time of the presentation

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	6/30/2015	3/31/2015

Non-interest expenses:
Salaries and benefits	$4,004	4,184	(180)
Occupancy	752	738	14
Data processing	701	692	9
Bank franchise tax	251	248	3
Intangible amortization	16	16	0
Professional services	468	329	139
Deposit insurance and examination	151	117	34
Advertising	340	306	34
Postage and communications	134	132	2
Supplies	111	146	(35)
(Gain) loss on real estate owned	741	(7)	748
Real estate owned	67	137	(70)
Other operating	498	432	66

Total non-interest expense	8,234	7,470	764

Income (loss) before income tax expense	(329)	1,790	(2,119)
Income tax expense (benefit)	(212)	435	(647)

Net income (loss)	($117)	$1,355	($1,472)

Net income (loss) per share:

Basic	($0.02)	$0.20	($0.22)

Fully diluted	($0.02)	$0.20	($0.22)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,425,687	6,732,456

Weighted average shares outstanding - diluted	6,425,687	6,732,456

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2015, and June 30, 2014, by $429,000 and $524,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.94% for the six month period ended June 30, 2015, and 1.25% for the six month period ended June 30, 2014. The table adjusts tax-free loan income by $7,000 and $6,000, respectively, for six month periods ended June 30, 2015, and June 30, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2015	Income and Expense 6/30/2015	Average Rates 6/30/2015	Average Balance 6/30/2014	Income and Expense 6/30/2014	Average Rates 6/30/2014
	(Table Amounts in Thousands, Except Percentages)
Loans	$547,071	12,528	4.58%	$535,830	12,836	4.79%
Investments AFS taxable	214,920	3,716	3.46%	$264,596	3,473	2.63%
Investment AFS tax free	55,281	1,298	4.70%	$66,303	1,599	4.82%
Federal funds	6,046	8	0.26%	$11,225	14	0.25%

Total interest earning assets	823,318	17,550	4.26%	877,954	17,922	4.08%

Other assets	73,916			81,908

Total assets	$897,234			$959,862

Retail time deposits	290,499	1,676	1.15%	326,464	1,890	1.16%
Brokered deposits	34,006	190	1.12%	44,061	291	1.32%
MMDA & Savings	100,242	101	0.20%	93,630	96	0.21%
Interest bearing checking	192,921	538	0.56%	189,518	682	0.72%
FHLB borrowings	20,685	135	1.31%	43,775	862	3.94%
Repurchase agreements	41,999	238	1.13%	47,670	494	2.07%
Subordinated debentures	10,310	367	7.12%	10,310	377	7.31%

Total interest bearing liabilities	690,662	3,245	0.94%	755,428	4,692	1.24%

Non-interest bearing deposits	111,120			101,987
Other liabilities	3,413			4,525

Stockholders’ equity	92,039			97,922

Total liabilities and stockholders’ equity	$897,234			$959,862

Net interest income		14,305			13,230

Net interest spread			3.32%			2.84%

Net interest margin		3.48%			3.01%

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2015, and June 30, 2014, by $205,000 and $259,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.94% for the three month period ended June 30, 2015, and 1.20% for the three month period ended June 30, 2014. The table adjusts tax-free loan income by $5,000 for three month period ended June 30, 2015, and $3,000 for the three month period ended June 30, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2015	Income and Expense 6/30/2015	Average Rates 6/30/2015	Average Balance 6/30/2014	Income and Expense 6/30/2014	Average Rates 6/30/2014
	(Table Amounts in Thousands, Except Percentages)
Loans	$552,992	6,236	4.51%	$538,895	6,506	4.83%
Investments AFS taxable	209,907	1,268	2.42%	266,815	1,694	2.54%
Investment AFS tax free	52,960	621	4.69%	65,323	790	4.84%
Federal funds	6,107	4	0.26%	9,899	6	0.24%

Total interest earning assets	821,966	8,129	3.96%	880,932	8,996	4.08%

Other assets	68,467			76,307

Total assets	$890,433			$957,239

Retail time deposits	288,618	831	1.15%	320,957	927	1.16%
Brokered deposits	32,669	94	1.15%	42,024	146	1.39%
MMDA & Savings	100,776	51	0.20%	93,932	54	0.23%
Interest bearing checking	194,224	269	0.55%	194,863	361	0.74%
FHLB borrowings	18,231	66	1.45%	41,764	428	4.10%
Repurchase agreements	41,478	118	1.14%	45,997	245	2.13%
Subordinated debentures	10,310	183	7.10%	10,310	193	7.49%

Total interest bearing liabilities	686,306	1,612	0.94%	749,847	2,354	1.26%

Non-interest bearing deposits	110,379			103,717
Other liabilities	3,353			4,522

Stockholders’ equity	90,395			99,153

Total liabilities and stockholders’ equity	$890,433			$957,239

Net interest income		6,517			6,642

Interest rate spread			3.02%			2.82%

Net interest margin		3.17%			3.02%

This information is preliminary and based on Company data available at the time of the presentation.

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